UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 25, 2004
(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)
Maryland	333-103799	42-1579325
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

Quakertown Shopping Center, Quakertown, Pennsylvania

We anticipate purchasing a newly constructed shopping center known as Quakertown Shopping Center, containing 61,832 gross leasable square feet (which includes 3,500 of ground leased space). The center is located at Route 309 and Tollgate Road in Quakertown, Pennsylvania.

On August 25, 2004, we funded the initial installment of a $12,664,794 first mortgage in the amount of $11,398,314. The remaining $1,266,480 is expected to be funded in 2004. The interest rate of this first mortgage is 7.5573% and it matures in August 2005. Simultaneously with the execution of this first mortgage, we entered into a contract to purchase the property. Our total acquisition cost is expected to be approximately $12,665,000. When the mortgage matures, we will use the funds from repayment of the first mortgage towards our purchase price. We expect to place financing on the property at a later date. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $205 per square foot of leasable space.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Giant Food Stores, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:
Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Giant Food Stores	54,332	88	15.86	05/04	02/24

For federal income tax purposes, the depreciable basis in this property will be approximately $9,499,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Quakertown Shopping Center was constructed in 2004. As of August 1, 2004, this property was 100% occupied, with a total 61,832 (including ground leased space) square feet leased to five tenants. The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
Best Cuts	1,200	02/09	25,200	21.00
Electronics Boutique	1,200	02/14	25,200	21.00
Dry Cleaner Drop Off	1,600	02/14	33,600	21.00
Giant Food Stores	54,332	02/24	861,706	15.86
Perkasie Bank (Ground Lease)	3,500	02/24	90,000	N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Item 8.01.  Other Events

Effective October 1, 2004, the annual fee paid to our independent directors will increase from $5,000 to $10,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By: /s/ Lori J. Foust

Name: Lori J. Foust
Title: Principal Accounting Officer
Date: August 25, 2004